                                                                    Exhibit 23.2

                   CONSENT OF KPMG, LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Kana Communications, Inc.:

We consent to incorporation by reference in the registration statements Nos. 333-32460, 333-93591, 333-92159, 333-87505, 333-35730 and 333-55822 on Form S-8
and Nos. 333-40338, 333-46624 and 333-42522 on Form S-3 of Kana Communications, Inc. and subsidiary of our reports dated January 20, 2000, relating to the consolidated balance sheet of Kana Communications, Inc. as of December 31, 1999, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1999, and the related financial statement schedule, which reports appear in the December 31, 2000, annual report on Form 10-K of Kana Communications, Inc.

                                          /s/ KPMG LLP

Mountain View, California
March 30, 2001